EXHIBIT 10

Form of Support Agreement

Exhibit 10

J. W. Korth & Company

Support Agreement
For
Korth Direct Mortgage LLC
(“KDM”)

In consideration for 100% of the Membership Interests in Korth Direct Mortgage LLC,  J. W. Korth & Company, hereby agrees to provide such moneys and staff support as it determines in its sole discretion necessary and reasonable to organize KDM, and allow KDM to pursue its Purpose as stated in its First Amended Operating Agreement. J W Korth & Company further agrees to seek reimbursement for the support provided only after such time as KDM shall maintain a liquid net worth of $1,000,000 for a period of 90 days.

Signed and Sealed the October 1, 2016

Korth Direct Mortgage LLC

_/s/ James W Korth______

James W. Korth, Chief Executive Officer

J. W. Korth & Company Limited Partnership

 /s/ James W Korth_______

James W. Korth

Managing Partner